UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Nordson Corporation

(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road, Westlake, Ohio		44145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 892-1580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously announced, on February 20, 2017, Nordson Corporation (“Nordson”), Viking Merger Corp. (“Merger Sub”), a wholly owned subsidiary of Nordson, Vention Medical Holdings, Inc. (“Vention”) and VMHI Rep Services, LLC (“VMHI”), as stockholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Vention will be merged with and into Merger Sub (the “Merger”) effective as of the effective time of the Merger (the “Effective Time”).

On March 30, 2017, Nordson, Merger Sub, Vention and VMHI entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”) pursuant to which the parties agreed, among other things, that the Cash Consideration (as defined in the Merger Agreement) would be increased by $11.5 million and, in connection therewith, that Nordson would not have any obligation to pay to Vention’s stakeholders any tax refunds or credits related to the pre-closing periods and any tax benefits related to the pre-closing periods that are utilized by Nordson after the consummation of the Merger.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan Agreement

On March 31, 2017, in connection with the closing of the Merger, Nordson established a $705.0 million term loan facility pursuant to the terms of the First Amendment and Joinder to Term Loan Agreement (the “Term Loan Amendment”), dated as of March 31, 2017, by and among Nordson, the lenders party thereto and PNC Bank, National Association, as lender and administrative agent, which amended the single-purpose term loan agreement (as amended by the Term Loan Amendment, the “Term Loan Agreement”), by and among Nordson, the lenders party thereto, PNC Bank, National Association, as lender and administrative agent, the joint lead arrangers and joint bookrunners party thereto, the co-syndication agents party thereto and the co-documentation agents party thereto.

The Term Loan Agreement:

•	provides for the following term loans in three tranches:

•	$200.0 Million Eighteen Month Senior Unsecured Term Loan

•	$200.0 Million Three Year Senior Unsecured Term Loan

•	$305.0 Million Five Year Senior Unsecured Term Loan;

•	contains a number of covenants that Nordson believes are usual and customary for single-purpose unsecured term loan agreements, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, Nordson’s and its subsidiaries’ ability to: incur debt; incur liens; merge or consolidate with other companies and make certain acquisitions; and

•	contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties in any material respect; breach of the financial, affirmative or negative covenants; default of payment on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against Nordson or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of Nordson; and the invalidity or unenforceability of the Term Loan Agreement or other documents associated with the Term Loan Agreement.

Borrowings under the Term Loan Agreement bear interest at either an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin. Such applicable margin is based on Nordson’s Leverage Ratio (as defined in the Term Loan Agreement). Interest is payable (a) in the case of alternate base rate loans, quarterly, and (b) in the case of LIBOR rate loans, on the maturity date of the borrowing, or quarterly from the effective date for borrowings exceeding three months.

Borrowings under the Term Loan Agreement are available for use by Nordson for the single purpose of acquiring Vention via the Merger.

The foregoing description of the Term Loan Agreement is a summary only and is qualified in its entirety by the terms of the Term Loan Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2017, pursuant to the terms of the Merger Agreement, Nordson, Vention and Merger Sub completed the Merger, with Vention merging with and into Merger Sub (the “Merger”) effective as of the Effective Time. As a result of the Merger, Merger Sub ceased to exist and Vention survived as a wholly owned subsidiary of Nordson.

Vention is a leading designer, developer and manufacturer of minimally invasive interventional delivery devices, catheters and advanced components for the global medical technology market. Under the terms of the Merger Agreement, as amended, Nordson acquired Vention, excluding all of the outstanding capital stock of Vention Medical, Inc. (“Vention Medical”), and certain subsidiaries of Vention Medical that were sold to a third party prior to the Effective Time, on a cash-free and debt-free basis for an aggregate purchase price of $716.5 million, subject to certain adjustments (including a customary working capital adjustment), resulting in a transaction with an approximate enterprise value of $705 million.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the terms of the Merger Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Term Loan Agreement are hereby incorporated by reference into this Item 2.03. On March 31, 2017, Nordson borrowed the full $705.0 million available under the Term Loan Agreement to fund a portion of the consideration for the Merger.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired.

Nordson will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

Nordson will provide the pro forma financial information required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filling date for this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of February 20, 2017, by and among Nordson Corporation, Viking Merger Corp., Vention Medical Holdings, Inc. and VMHI Rep Services, LLC

2.2	First Amendment to Agreement and Plan of Merger, dated as of March 30, 2017, by and among Nordson Corporation, Viking Merger Corp., Vention Medical Holdings, Inc. and VMHI Rep Services, LLC

4.1	First Amendment and Joinder to Term Loan Agreement, dated as of March 31, 2017, by and among Nordson Corporation, the lenders party thereto and PNC Bank, National Association, as administrative agent and lender, and Term Loan Agreement, dated as of February 21, 2017, by and among Nordson Corporation, the lenders party thereto, PNC Bank, National Association, as lender and administrative agent, the joint lead arrangers and joint bookrunners party thereto, the co-syndication agents party thereto and the co-documentation agents party thereto

*	Certain exhibits and schedules have been omitted and Nordson agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORDSON CORPORATION

Date: April 5, 2017	By:	/s/ Robert E. Veillette
Robert E. Veillette
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of February 20, 2017, by and among Nordson Corporation, Viking Merger Corp., Vention Medical Holdings, Inc. and VMHI Rep Services, LLC

2.2	First Amendment to Agreement and Plan of Merger, dated as of March 30, 2017, by and among Nordson Corporation, Viking Merger Corp., Vention Medical Holdings, Inc. and VMHI Rep Services, LLC

4.1	First Amendment and Joinder to Term Loan Agreement, dated as of March 31, 2017, by and among Nordson Corporation, the lenders party thereto and PNC Bank, National Association, as administrative agent and lender, and Term Loan Agreement, dated as of February 21, 2017, by and among Nordson Corporation, the lenders party thereto, PNC Bank, National Association, as lender and administrative agent, the joint lead arrangers and joint bookrunners party thereto, the co-syndication agents party thereto and the co-documentation agents party thereto

*	Certain exhibits and schedules have been omitted and Nordson agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.